Exhibit 99.1

FOR IMMEDIATE RELEASE

Pacific DataVision To Be Traded On The NASDAQ Capital Market

Woodland Park, N.J., February 2, 2015 – Pacific DataVision, Inc. (NASDAQ: PDVW), a leading provider of mobile workforce management solutions, today announced that effective February 3, 2015 its common stock will begin trading on The NASDAQ Capital Market under the symbol “PDVW”.

“We are extremely pleased about listing on NASDAQ which provides our investors with liquidity and our company with access to a large investor base as we continue to expand our efforts to become the nation’s leading private wireless carrier dedicated to serving business and critical infrastructure companies. Our decision to list on NASDAQ was based on our determination that this exchange offers the best conditions for adding value for our stockholders,” said John C. Pescatore, CEO of Pacific DataVision.

Pacific DataVision (PDV) plans to launch state of the art, private push-to-talk networks in major U.S. markets dedicated solely to dispatch centric businesses. This follows PDV’s achievement of a number of corporate milestones during 2014, including:

•	Raised more than $218 million in equity funding in a private placement with institutional investors.

•	Acquired Sprint Corporation’s nationwide 900 MHz spectrum licenses.

•	Assembled a management team of proven telecommunications industry veterans whose singular focus is building the nation’s most business-centric, value-oriented wireless communications solutions provider.

•	Filed a petition with the Federal Communications Commission requesting re-alignment of the 900 MHz band to create spectrum capable of serving the broadband needs of utilities, energy companies, transportation providers and other business enterprises as well as ensuring priority access for utilities and other critical infrastructure companies.

Mr. Pescatore continued, “We expect 2015 to be an exciting year for PDV as we look forward to launching our first markets and advancing our regulatory initiatives.”

PDV will be launching its next generation push-to-talk solution utilizing state of the art digital two-way radio technology integrated with PDV’s proprietary cloud-based mobile resource management solutions. These solutions, including intelligent call prioritization, worker tracking, status mapping and other workforce management capabilities, are targeted to provide business customers substantial benefits and cost savings including improved workforce productivity and increased operational efficiencies.

About Pacific DataVision, Inc.

Pacific DataVision is a recognized leader in mobile workforce communications and location based solutions that increase the productivity of field-based workers and the efficiency of their dispatch and call center operations. PDV will also be launching the largest private push-to-talk network in major markets throughout the United States. Its patented and industry-validated technology improves team communication and field documentation across a wide array of industries including transportation, distribution, construction, hospitality, waste management and field service. PDV’s Chairman, Brian McAuley and Vice Chairman, Morgan O’Brien, were co-founders of Nextel Communications and have over 60 years of experience in two-way radio operations and FCC regulatory matters. Pacific DataVision, Inc. is headquartered in Northern New Jersey. You can learn more at www.pdvcorp.com.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts are forward-looking statements. Any forward-looking statements contained herein are based on our current expectations, but are subject to a number of risks and uncertainties that could cause our actual future results to differ materially from our current expectations or implied by any forward-looking statements. These risks and uncertainties include, but are not limited to: we have no operating history with respect to our proposed push-to-talk business; we have had net losses each year since our inception and may not achieve or maintain profitability in the future; we may experience delays in launching our nationwide network; customers may not adopt our technology; any efforts we pursue to increase the value of our spectrum may not be successful; we will rely on the equipment and selling efforts of other parties, such as indirect dealers; the wireless communication industry is highly competitive and we may not compete successfully; and government regulation could adversely affect our business and prospects. These and other factors that may affect our future results or operations are identified and described in more detail in our filings with the Securities and Exchange Commission, (the “SEC”), including our final prospectus to our registration statement on Form S-1 (File No. 333-20115) filed with the SEC on January 26, 2015. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. Except as required by applicable law, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

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Investor Relations Contact:

Timothy Gray	Adam Friedman
CFO, Pacific DataVision	Principal, Adam Friedman Associates
973-771-0981	917-675-6250
tgray@pdvcorp.com	adam@adam-friedman.com